UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

PULSE EVOLUTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-190431	47-1336692
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 545-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Pulse Evolution Corporation (OTC: PLFX), today announced that its Board of Directors has authorized the Company to repurchase up to $5 million of shares of its outstanding common stock. Shares are expected to be repurchased from time to time through open market transactions, in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The manner, price, number and timing of share repurchases will be subject to a variety of factors, including market conditions and applicable U.S. Securities and Exchange Commission rules. The share repurchase program has an expiration date of June 30, 2016, and may be limited, terminated or revised at any time without notice. The program does not obligate the Company to purchase any shares.

It is the intent of the company to focus on business fundamentals as its primary strategy to enhance shareholder value. The Company also believes that its publicly traded common stock represents a currency that contributes to its fundamental strategy in a variety of ways. The Company intends to pursue the share repurchase program that it’s Board of Directors believes represents a sound investment of its available cash and is supportive of its fundamental business strategy. The Company is currently engaged in a number of discussions with strategic parties and financial investors, a process which has been ongoing since inception and is critical to addressing the Company’s working capital needs. Since inception, this strategy has resulted in equity and debt financings which have been used to maintain a consistent level of operations as previously described in the Company’s public filings, such operations continuing without material changes through and including recent unreported periods. The Company has recently received written offers from credible strategic and financial parties that, if consummated, would enhance the value of the Company’s common stock. Such offers, and letters-of-intent, are non-binding in nature and are not assured to result in successfully consummated transactions.

The information in this Current Report is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this Item 7.01 is incorporated by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

Pulse Evolution Corporation:

By:	/s/ John Textor
John Textor, Executive Chairman

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